Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES THIRD QUARTER 2016 FINANCIAL RESULTS

PALO ALTO, Calif. - August 9, 2016 - CPI International Holding Corp., the parent company of CPI International, Inc. (CPI), today announced financial results for the fiscal year 2016 third quarter ended July 1, 2016.
“As anticipated, our business has continued to strengthen as the year has progressed. In the third quarter of fiscal 2016, CPI delivered higher sales and profit results than in the same quarter of last year and in the previous two quarters of this year,” said Joe Caldarelli, chief executive officer of CPI. “Although we are still seeing delays in the release of certain orders, particularly in programs dependent on government funding, our third quarter results demonstrate that we have sufficient resources and backlog to be able to efficiently generate profitable sales in a less than optimal environment.”
Orders and Sales
CPI booked orders totaling $349 million in the first nine months of fiscal 2016, a four percent increase from the $336 million generated in the same period of the previous fiscal year. Orders in the communications market increased to the highest third quarter year-to-date level recorded in the company’s history, while orders in the defense and medical markets decreased. The decrease in defense orders was primarily due to timing considerations.
CPI generated sales totaling $130 million in the third quarter of fiscal 2016, an 18 percent increase over the $110 million generated in the same quarter of the previous year. Communications sales increased to the highest quarterly level in the company’s history and defense sales also increased; sales in the medical market decreased modestly.
CPI’s results for the first nine months and third quarter of fiscal 2016 include contributions from its new ASC Signal Division, which was acquired in September 2015. The acquisition of the ASC Signal operations broadened CPI’s portfolio of advanced antenna offerings for communications and radar customers globally. In the first nine months of fiscal 2016, CPI ASC Signal Division contributed approximately $33 million in orders and approximately $32 million in sales to CPI. The significant majority of these orders and sales were in the communications market.
Net Income and Adjusted EBITDA
CPI generated net income totaling $4.5 million in the third quarter of fiscal 2016, a significant increase from the $1.2 million generated in the same quarter of the previous year.
Adjusted EBITDA totaled $26.3 million in the third quarter of fiscal 2016, a 46 percent increase from the $18.1 million recorded in the same quarter of the previous year.
The increases in the most recent quarter’s net income and adjusted EBITDA were primarily the result of higher sales volume, a favorable mix of product shipments, the inclusion of contributions from the ASC Signal operations and beneficial changes in the exchange rate between the U.S. dollar and the Canadian dollar.
As stated previously, CPI expects its financial results to continue to improve as the year progresses. The net income and adjusted EBITDA results reported for the third quarter of fiscal 2016 represent increases over both of the prior two quarters. CPI reported a $1.2 million net loss and adjusted EBITDA of $16.3 million in the first quarter and net income of $0.5 million and adjusted EBITDA of $18.4 million in the second quarter.

Communications Market
In the communications market, CPI’s orders increased 29 percent to $160 million in the first nine months of fiscal 2016. CPI ASC Signal Division’s orders for commercial and military communications programs accounted for of the majority of this increase; however, the company also benefitted from higher orders for commercial satellite communications programs, particularly fixed satellite services applications, and continued demand for advanced tactical common data link (TCDL) antenna products for unmanned aerial vehicle (UAV) programs.
Communications sales increased 41 percent to $57.6 million in the third quarter of fiscal 2016. Contributions from CPI’s ASC Signal Division provided approximately 70 percent of this increase. The remainder of the increase was primarily due to higher sales for military communications applications.
Defense Market
In the defense market, CPI’s orders decreased 14 percent to $116 million in the first nine months of fiscal 2016. This decrease was primarily due to the timing of orders for certain naval radar programs and an airborne radome program for which the company typically receives multiyear orders.
Defense sales increased seven percent to $48.8 million in the third quarter of fiscal 2016. This increase was primarily due to higher sales to support a variety of radar programs and the inclusion of sales from the ASC Signal operations.
Orders and sales for CPI’s largest recurring defense program, the Aegis radar systems, were essentially unchanged during the most recent periods. Demand for products to support this long-running and stable program remains very strong, and the first nine months of fiscal 2016 included CPI’s highest year-to-date sales for this program in the company’s history.
Medical Market
In the medical market, CPI’s orders decreased six percent to $53.3 million in the first nine months of fiscal 2016. This decrease was primarily due to lower orders of x-ray imaging products for foreign customers, largely resulting from challenging global economic conditions, as well as lower orders of MRI products. Orders for radiation therapy applications increased.
Medical sales decreased five percent, or approximately $0.8 million, to $14.7 million. This decrease was primarily due to lower sales of x-ray imaging products for foreign customers, largely resulting from challenging global economic conditions, as well as lower sales of MRI products. Sales for radiation therapy applications increased.
Cash Flow
As of July 1, 2016, CPI’s cash and cash equivalents totaled $39.2 million. For the 12-month period ending on that date, cash flow from operating activities totaled $16.5 million, free cash flow totaled $9.8 million and adjusted free cash flow totaled $18.5 million.
Financial Community Conference Call
In conjunction with this announcement, CPI will hold a conference call on Wednesday, August 10, 2016 at 11:00 a.m. (EDT) that will be broadcast simultaneously on the company’s Web site. To participate in this conference call, please dial (800) 649-5127, or (253) 237-1144 for international callers, enter conference ID 54500822 and ask for the CPI International Third Quarter 2016 Financial Results Conference Call. To access the Web cast, please visit http://investor.cpii.com and click “Events.”

About CPI International Holding Corp.
CPI International Holding Corp., headquartered in Palo Alto, California, is the parent company of CPI International, Inc., which is the parent company of Communications & Power Industries LLC and Communications & Power Industries Canada Inc. Together, Communications & Power Industries LLC and Communications & Power Industries Canada Inc. develop, manufacture and globally distribute components and subsystems used in the generation, amplification, transmission and reception of microwave signals for a wide variety of systems including radar, electronic warfare and communications (satellite and point-to-point) systems for military and commercial applications, specialty products for medical diagnostic imaging and the treatment of cancer, as well as microwave and RF energy generating products for various industrial and scientific pursuits.
Non-GAAP Supplemental Information
EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow presented here are non-generally accepted accounting principles (GAAP) financial measures. EBITDA represents earnings before net interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude stock-based compensation expenses, certain acquisition-related expenses and sponsor management fees, as well as certain other items. EBITDA margin represents EBITDA divided by sales. Adjusted EBITDA margin represents adjusted EBITDA divided by sales. Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees. Adjusted free cash flow represents free cash flow further adjusted to exclude certain acquisition-related items and sponsor management fees, net of any tax benefits, and cash received for prior year transfer pricing audits, as well as certain other items.
CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business. In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses. Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow of other companies. Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

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Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide our current expectations, beliefs or forecasts of future events. Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward-looking statements. These factors include, but are not limited to, competition in our end markets; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; customer cancellations of sales contracts; U.S. Government contracts; export restrictions and other laws and regulations;

international laws; changes in technology; the impact of unexpected costs; the impact of a general slowdown in the global economy; the impact of environmental or zoning laws and regulations; and inability to obtain raw materials and components. These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission. As a result of these uncertainties, you should not place undue reliance on these forward-looking statements. All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED
STATEMENTS OF COMPREHENSIVE INCOME
(All dollar amounts in thousands – unaudited)

	Three Months Ended		Nine Months Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Sales	$129,612	$109,645	$360,579	$328,283
Cost of sales, including $0, $0, $906 and $0 of utilization of net increase in cost basis of inventory due to purchase accounting, respectively	89,820	79,831	259,411	236,978
Gross profit	39,792	29,814	101,168	91,305
Operating costs and expenses:
Research and development	4,001	3,813	12,236	11,370
Selling and marketing	6,368	5,518	19,426	17,018
General and administrative	7,650	7,572	23,132	23,234
Amortization of acquisition-related intangible assets	3,299	2,546	10,414	7,637
Total operating costs and expenses	21,318	19,449	65,208	59,259
Operating income	18,474	10,365	35,960	32,046
Interest expense, net	9,800	9,119	29,308	27,312
Income before income taxes	8,674	1,246	6,652	4,734
Income tax expense	4,161	27	2,875	1,402
Net income	4,513	1,219	3,777	3,332

Other comprehensive income (loss), net of tax
Unrealized income (loss) on cash flow hedges, net of tax	818	876	3,077	(688)
Total other comprehensive income (loss), net of tax	818	876	3,077	(688)
Comprehensive income	$5,331	$2,095	$6,854	$2,644

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS
(All dollar amounts in thousands, except per share data – unaudited)

	July 1, 2016	October 2, 2015
Assets
Current assets:
Cash and cash equivalents	$39,168	$37,514
Restricted cash	1,811	1,681
Accounts receivable, net	58,830	61,750
Inventories	115,926	103,276
Prepaid and other current assets	6,677	6,200
Total current assets	222,412	210,421
Property, plant, and equipment, net	74,439	78,592
Intangible assets, net	250,891	263,273
Goodwill	216,505	215,434
Other long-term assets	3,906	3,424
Total assets	$768,153	$771,144

Liabilities and stockholders’ equity
Current liabilities:
Current portion of long-term debt	$3,100	$3,100
Accounts payable	30,971	30,349
Accrued expenses	29,973	44,106
Product warranty	6,082	5,304
Income taxes payable	2,563	1,154
Advance payments from customers	15,390	13,037
Total current liabilities	88,079	97,050
Deferred tax liabilities	88,863	91,227
Long-term debt:
Principal, less current portion	542,925	545,250
Less unamortized discount	(3,056)	(4,400)
Less unamortized debt issuance costs	(8,969)	(11,084)
Long term debt, net of discount and debt issuance costs	530,900	529,766
Other long-term liabilities	6,168	6,384
Total liabilities	714,010	724,427
Commitments and contingencies
Stockholders’ equity:
Common stock ($0.01 par value, 2 shares authorized: 1 share issued and outstanding)	—	—
Additional paid-in capital	27,137	26,565
Accumulated other comprehensive income (loss)	1,082	(1,995)
Retained earnings	25,924	22,147
Total stockholders’ equity	54,143	46,717
Total liabilities and stockholders’ equity	$768,153	$771,144

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All dollar amounts in thousands – unaudited)

	Nine Months Ended
	July 1, 2016	July 3, 2015
Cash flows from operating activities
Net cash provided by operating activities	$13,579	$17,687

Cash flows from investing activities
Capital expenditures	(4,873)	(4,695)
Acquisition, net of cash acquired	(363)	—
Net cash used in investing activities	(5,236)	(4,695)

Cash flows from financing activities
Payment of contingent consideration	(4,300)	—
Payment of debt issue costs	(64)	—
Repayment of borrowings under First Lien Term Loan	(2,325)	(2,325)
Net cash used in financing activities	(6,689)	(2,325)

Net increase in cash and cash equivalents	1,654	10,667
Cash and cash equivalents at beginning of period	37,514	50,617
Cash and cash equivalents at end of period	$39,168	$61,284

Supplemental cash flow disclosures
Cash paid for interest	$21,249	$19,531
Cash paid for income taxes, net of refunds	$3,071	$4,311
Decrease in accrued capital expenditures	$464	$9

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(All dollar amounts in thousands - unaudited)

		Three Months Ended		Nine Months Ended
		July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
Net income		$4,513	$1,219	$3,777	$3,332
Depreciation and amortization		6,561	5,812	19,930	17,540
Interest expense, net		9,800	9,119	29,308	27,312
Income tax expense		4,161	27	2,875	1,402
EBITDA		25,035	16,177	55,890	49,586

Adjustments:
Stock-based compensation expense	(1)	127	244	617	737
Acquisition-related expenses	(2)	257	1,074	1,444	3,823
Purchase accounting expenses	(3)	99	—	1,203	—
Veritas Capital annual management fee	(4)	818	586	1,847	1,748
Total adjustments		1,301	1,904	5,111	6,308
Adjusted EBITDA		$26,336	$18,081	$61,001	$55,894

EBITDA margin	(5)	19.3%	14.8%	15.5%	15.1%
Adjusted EBITDA margin	(6)	20.3%	16.5%	16.9%	17.0%
Net income margin	(7)	3.5%	1.1%	1.0%	1.0%

(1)		Represents compensation expense for Class B membership interests by certain members of management and independent directors in the company’s parent, CPI International Holding LLC.
(2)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions. Costs include fees for attorneys and other professional services, as well as expenses related to the integration of operations into those of CPI and charges for an increase in the fair value of the Radant Technologies contingent consideration liability.

(3)		Represents non-cash charges for utilization of the net increase in cost basis of inventory and net decrease in deferred revenue that resulted from purchase accounting in connection with acquisitions.
(4)		Represents a management fee payable to Veritas Capital for advisory and consulting services.
(5)		Represents EBITDA divided by sales.
(6)		Represents adjusted EBITDA divided by sales.
(7)		Represents net income divided by sales.

CPI INTERNATIONAL HOLDING CORP.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow and Adjusted Free Cash Flow
(All dollar amounts in thousands - unaudited)

		Twelve Months Ended
		July 1, 2016
Net cash provided by operating activities		$16,476
Cash capital expenditures		(6,713)
Free cash flow		9,763

Adjustments:
Cash paid for acquisition-related expenses	(1)	8,469
Cash paid for Veritas Capital management fee	(2)	2,376
Tax benefit from acquisition-related expenses and Veritas management fee	(3)	(1,955)
Cash received for prior year transfer pricing audit	(4)	(154)
Total adjustments		8,736
Adjusted free cash flow		$18,499

Net income		$5,384

(1)
Represents transaction costs related to the evaluation, negotiation, closing and integration of acquisitions, and payment of a contingent consideration to the former owners of Radant Technologies. Costs include fees for attorneys and other professional services, as well as expenses related to integration of acquired operations into those of CPI.

(2)		Represents a management fee paid to Veritas Capital for advisory and consulting services.
(3)		Represents the tax benefit from acquisition-related expenses and the Veritas Capital management fee.
(4)
Represents the net of income tax refunds, partially offset by payments, with respect to an audit by the Canada Revenue Agency (“CRA”) of Communications & Power Industries Canada Inc.’s (“CPI Canada”) purchase of the Satcom Division from the Company in fiscal years 2001 and 2002. The Company determined that this item should be excluded from this calculation as it pertains to prior years.